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                                                                    EXHIBIT 3(a)

                              AMENDED AND RESTATED

                           ARTICLES OF INCORPORATION

                                       OF

                               HABERSHAM BANCORP


                                       1.

         The name of the Corporation is: "HABERSHAM BANCORP."

                                       2.

         The Corporation is organized pursuant to the provisions of the Georgia Business Corporation Code.

                                       3.

                 The Corporation shall have perpetual duration.

                                       4.

         The Corporation is organized for the purpose of doing any and all things which a corporation may now or hereafter be authorized to do under the Georgia Business Corporation Code or under any act amendatory thereof, supplemental thereto, or substituted therefor, including, but not by way of limitation, the following specific purposes:

         (a) To act as a holding company and to acquire, own, hold, sell, exchange, assign, transfer, create security interests in, pledge or otherwise dispose of shares, or voting trust certificates or depositary receipts for shares, or capital stock of, or any bonds, notes, debentures, or other evidences of indebtedness, options, warrants or other securities issued by, other businesses of any lawful character, including, but not limited to, banks, insurance agencies and companies, mortgage loan and servicing companies, trust companies, data processing


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companies, courier or messenger companies and any other businesses providing goods or services related to banking; and

         (b) To operate insurance agencies, to make and acquire mortgage loans and render mortgage loan services, to provide courier or messenger services and to provide other goods or services related to banking.

         To do each and every thing necessary, suitable or proper for the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated, or which at any time appear conducive to or expedient for the protection or benefit of the Corporation.

         IN FURTHERANCE OF AND NOT IN LIMITATION of the general powers conferred by the laws of the State of Georgia and the objects and purposes herein set forth, it is expressly provided that to such extent as a corporation organized under the Georgia Business Corporation Code may now or hereafter lawfully do, the Corporation shall have the power to do, either as principal or agent and either alone or in connection with other corporations, firms or individuals, all and everything necessary, suitable, convenient or proper for, or in connection with, or incident to, the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated, or designed directly or indirectly to promote the interests of the Corporation or to enhance the value of its properties; and in general to do any and all things and exercise any and all powers, rights and privileges which a corporation may now or hereafter be


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authorized to do or to exercise under the Georgia Business Corporation Code or under any act amendatory thereof, supplemental thereto or substituted therefor.

         The foregoing provisions of this Article 4 shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers herein specified shall, except when otherwise provided in this Article 4, be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any Article of these Articles of Incorporation.

                                       5.
         The Corporation shall have authority to issue One Million (1,000,000) shares of $2.50 par value common stock.

                                       6.
         The Corporation shall be entitled to purchase its own shares out of its unreserved and unrestricted earned and capital surplus available therefor.

                                       7.
         The Corporation shall be entitled to distribute a portion of its assets to its shareholders out of capital surplus available therefor.

                                       8.
         The preemptive right of any shareholder to acquire authorized and unissued shares of the Corporation is denied.

                                       9.



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         (a)     The Board of Directors, when it consists of nine or more
members, shall be divided into three (3) classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each director in Class I shall be elected to an initial term of one (1) year, each director in Class II shall be elected to an initial term of two (2) years and each director in Class III shall be elected to an initial term of three (3) years, and each director shall serve until the election and qualification of his successor or until his earlier resignation, death or removal from office. Upon the expiration of the initial terms of office for each Class of directors, the directors of each Class shall be elected for terms of three (3) years, to serve until the election and qualification of their successors or until their earlier resignation, death or removal from office.

         (b) Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 9 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

                                      10.
         (a) Except as provided in paragraph (b) of this Article 10, the Board of Directors shall have the right to adopt, amend or repeal the By-laws of the Corporation by the affirmative vote of a majority of all directors then in office, and the shareholders shall have such right by the affirmative vote of

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a majority of the issued and outstanding shares of the Corporation entitled to vote in an election of directors.

         (b) Notwithstanding subparagraph (a) of this Article 10, any amendment of the By-laws of the Corporation changing the number of directors shall require the affirmative vote of at least two-thirds (2/3) of the directors then in office or the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

         (c) Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 10 say be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

                                      11.

         (a) At any shareholders' meeting with respect to which notice of such purpose has been given, the entire Board of Directors or any individual director may be removed without cause only by the affirmative vote of the holders of at least two-


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thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors.

         (b) At any shareholders' meeting with respect to which notice of such purpose has been given, the entire Board of Directors or any individual director may be removed with cause only by the affirmative vote of the holders of at least a majority of the issued and outstanding shares of the Corporation entitled to vote in an election of directors.

         (c) For purposes of this Article 11, a director of the Corporation may only be removed for cause if (i) the director has been convicted of a felony; (ii) any bank regulatory authority having jurisdiction over the Corporation requests or demands the removal; or (iii) at least two-thirds (2/3) of the directors of the Corporation then in office, excluding the director to be removed, determine that the director's conduct has been inimical to the best interests of the Corporation.

         (d) Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 11 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

                                      12.



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         (a)     Except as set forth in subparagraph (d) of this Article 12, the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote thereon shall be required to approve:

                 (i) any merger or consolidation of the Corporation with or into any other corporation; and

                 (ii) any sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation to any other corporation, person or other entity;

if, as of the record date for determination of shareholders entitled to notice thereof and to vote thereon, such other corporation, person or entity which is a party to such a transaction is the beneficial owner, directly or indirectly, of five percent (5%) or more of the issued and outstanding shares of the Corporation entitled to vote in an election of directors.

         (b) For purposes of this Article 12, any corporation, person or other entity shall be deemed to be the beneficial owner of any shares of the
Corporation:

                 (i)      which it owns directly, whether or not of record; or

                 (ii) which it has the right to acquire, pursuant to any agreement or understanding or upon exercise of conversion rights, warrants or options or otherwise; or


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                 (iii)    which are beneficially owned, directly or indirectly
                          (including shares deemed to be owned through application of subparagraph (b)(ii) above), by an "affiliate" or "associate" (as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on January 1, 1984) of the other corporation, person or entity; or

                 (iv) which are beneficially owned, directly or indirectly (including shares deemed owned through application of subparagraph (b)(ii) above), by any other corporation, person or entity with which it or its "affiliate" or "associate" (as defined above) has any agreement or arrangement or understanding for the purpose of acquiring, holding, voting or disposing of shares of the Corporation.

For the purpose of determining whether a corporation, person or entity is the beneficial owner of one or more of the issued and outstanding shares of the Corporation, the issued and outstanding shares of the Corporation shall include shares not in fact issued and outstanding but deemed owned though the application of clauses (b)(ii), (iii) and (iv) above, but shall not include any other shares which are not then issued and outstanding but which


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may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants or options or otherwise.

         (c) The Board of Directors shall have the power and duty to determine for the purposes of this Article 12, on the basis of information known to the Corporation, whether:

                 (i) such other corporation, person or entity beneficially owns, directly or indirectly, more than five percent (5%) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors;

                 (ii) a corporation, person or entity is an "affiliate" or "associate" (as defined above) of another;

                 (iii) any sale, lease, exchange or other disposition of part of the assets of the Corporation involves substantially all of the assets of the Corporation;

                 (iv) the memorandum of understanding referred to in subparagraph (d) below is substantially consistent with the transaction covered thereby. Any such determination shall be conclusive and binding for all purposes of this Article 16.

         (d) The provisions of this Article 12 shall not apply to:

                 (i) any merger or similar transaction with any corporation if two-thirds (2/3) of the directors of the Corporation then in office has approved a memorandum of understanding with such other



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                          corporation with respect to such transaction prior to
                          the time that such other corporation shall have become the beneficial owner of more than five percent (5%) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors; or, after such acquisition of 5% of the issued and outstanding shares, if two-thirds (2/3) or more of the directors then holding office approve such transaction prior to its consummation; or

                 (ii) any merger or consolidation of the Corporation with, or any sale or lease to the Corporation (or any subsidiary thereof) of any assets of, or any sale or lease by the Corporation (or any subsidiary thereof) of any of its assets to, any corporation of which a majority of the outstanding shares of all classes of stock entitled to vote in an election of directors is owned of record or beneficially by the Corporation and its subsidiaries.

         (e) Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 12 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote thereon at any regular or


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special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

                                      13.

         (a) The Board of Directors, when evaluating any offer of another party (a) to make a tender offer or exchange offer for any equity security of the Corporation, (b) to merge or consolidate any other corporation with the Corporation, or (c) to purchase or otherwise acquire all or substantially all of the assets of the Corporation, shall, in determining what is in the best interests of the Corporation and its shareholders, give due consideration to all relevant factors, including without limitation: (i) the short-term and long-term social and economic effects on the employees, customers, shareholders and other constituents of the Corporation and its subsidiaries, and on the communities within which the Corporation and its subsidiaries operate (it being understood that any subsidiary banks of the Corporation are charged with providing support to and being involved in the communities they serve); and
(ii) the consideration being offered by the other party in relation to the then-current value of the Corporation in a freely negotiated transaction and in relation to the Board of Directors' then-estimate of the future value of the Corporation as an independent entity.

         (b) Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 13 may be amended or rescinded only by the affirmative vote of the holders of at


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least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote thereon, at any regular or special meeting of the shareholders, and notice of the propped change must be contained in the notice of the meeting.

                         ______________________________

         The original Articles of Incorporation (the "Original Articles") of the Corporation are superseded in their entirety by the foregoing Amended and Restated Articles of Incorporation (the "Amended Articles") of the Corporation. The Amended Articles reflect the addition of Articles 9 through 13 to the Original Articles. Apart from the foregoing additions and those provisions of the original Articles which, by statute, need not be included herein, the provisions of the Amended Articles merely restate the provisions of the Original Articles.

         The Board of Directors of the Corporation authorized the amendment and restatement of the Original Articles on the 18th day of August, 1984. The sole shareholder of the corporation, who owns all of the 200 issued and outstanding shares of common stock, $2.50 par value, approved such amendment and restatement on the 18th day of August, 1984. The affirmative vote of a majority of the issued and outstanding shares of the Corporation was required to adopt such amendment and restatement.


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         IN WITNESS WHEREOF, the undersigned has executed these Amended and
Restated Articles of Incorporation, this 4th day of September, 1984.

                                      HABERSHAM BANCORP
[CORPORATE SEAL]
                                      By:  /s/ R. Allen Smith
                                          ------------------------------------
                                               R. Allen Smith
                                               President


ATTEST


 /s/ David D. Stovall
- --------------------------
David D. Stovall
Secretary Treasurer






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                          ARTICLES OF AMENDMENT TO THE
                     RESTATED ARTICLES OF INCORPORATION OF
                               HABERSHAM BANCORP


                                       1.
         The name of the Corporation is:

                               Habersham Bancorp.

                                       2.
         The Restated Articles of Incorporation of the Corporation are amended by adding new Articles 14 and 15 as follows:

                                      14.

                 A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of any duty as a director, except for liability for:

                 (a) any appropriation, in violation of his duties, of any business opportunity of the Corporation;

                 (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

                 (c) the types of liability set forth in Section 14-2-154 of the Official Code of Georgia Annotated; or

                 (d) any transaction from which the director derived an improper material tangible personal benefit.

         If, after approval by the shareholders of this Article, the Official Code of Georgia Annotated is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Official Code of Georgia Annotated, as so amended. Any repeal or modification of this Article by the shareholders of the Corporation shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                      15.





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                 Should any provision of the Articles of Incorporation of the
         Corporation, as amended and restated, or any clause thereof, be held to be invalid, illegal or unenforceable, in whole or in part, the remaining provisions and clauses of the Articles of Incorporation of the Corporation, as amended and restated, shall remain valid and fully enforceable.

                                       3.

         The foregoing amendment to the Restated Articles of Incorporation was duly adopted by the shareholders of the Corporation entitled to vote thereon at a meeting held April 16, 1988. As of the record date, there were 175,000 shares of the Corporation's common stock issued, outstanding and entitled to vote on the amendment. The affirmative vote of the holders of a majority of the outstanding shares (87,501 shares) was required to adopt the amendment. Of the 175,000 shares outstanding and entitled to vote, 138,081 shares were voted in favor of the amendment.

         IN WITNESS WHEREOF, the undersigned officers of the Corporation have hereunto executed these Articles of Amendment to the Restated Articles of Incorporation this 16th day of April, 1988.


                                           HABERSHAM BANCORP


                                           By:      /s/ R. Allen Smith
                                                    --------------------------
                                                    R. Allen Smith
ATTEST:                                             President

/s/ David D. Stovall
- --------------------
David D. Stovall
Comptroller, Secretary & Treasurer

[CORPORATE SEAL]



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                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                               HABERSHAM BANCORP


                                       1.

         The name of the corporation is HABERSHAM BANCORP.

                                       2.

         The corporation hereby amends its Articles of Incorporation by deleting Article 5 thereof in its entirety and substituting in lieu therof the following:

                          "The Corporation shall have the authority to issue
                 Ten Million (10,000,000) shares of common stock."

                                       3.

         A resolution of the Board of Directors to so amend the Articles of Incorporation of the corporation was adopted on January 21, 1995. Such amendment was recommended to the shareholders and was duly approved by the shareholders of the corporation in accordance with the provisions of Section 14-2-1003 of the Georgia Business Corporation Code at a meeting held on April 15, 1995.

                                       4.

         The corporation further amends its Articles of Incorporation by adding the following new Article 5A thereto:

    "The par value of the common stock of the Company shall be $1.00 per share."

All other provisions of the Articles of Incorporation shall remain in full force and effect.

                                       5.

         The amendment set forth in Section 4. above was unanimously approved by the members of the Board of Directors of the corporation on January 21, 1995. Shareholder action was not required.



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         IN WITNESS WHEREOF, the corporation has caused these Articles of
Amendment to be signed by its duly authorized officer, this 17th day of April, 1995.



                                           HABERSHAM BANCORP



                                            /s/ Edward D Ariail
                                           -----------------------------------
                                           Edward D. Ariail
                                           Vice President and Secretary






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